                                                                     EXHIBIT 4.3

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                 WARRANT TO PURCHASE SERIES D PREFERRED STOCK
                                      OF
                          MARKETFIRST SOFTWARE, INC.


No. D-1                                     Expiration Date:  September 15, 2004

         THIS WARRANT CERTIFIES THAT, in consideration of services provided and pursuant to that certain Series D Stock Purchase Agreement dated as of September 15, 1999 (the "Purchase Agreement") between Donaldson Lufkin & Jenrette
               ------------------
Securities Corporation (the "Holder") and MarketFirst Software, Inc., a Delaware
                             ------
corporation (the "Company" or "MarketFirst"), with principal offices at 485
                  -------      -----------
Clyde Avenue, Mountain View, California 94043 and subject to all the terms and conditions of this Warrant, Holder is entitled to purchase up to 301,719 fully paid and nonassessable shares of the Series D Preferred Stock of the Company (the "Shares") at the price of $1.065 per share (the "Purchase Price") upon
      ------                                          --------------
surrender of this Warrant at the principal office of the Company, together with a duly executed notice of exercise in a form similar to Appendix 1 attached
                                                        ----------
hereto. This Warrant will be exerciseable, in whole only, at any time, on any business day following September 15, 1999, provided that this Warrant must be exercised, if at all, before the earliest to occur of (a) the closing of an Acquisition of the Company, (b) the closing of the Company's initial public offering, or (c) 5:00 p.m. Pacific Time on September 15, 2004 (the "Expiration
                                                                    ----------
Date").  For the purpose of this Warrant, "Acquisition" means any sale, license,
----                                       -----------
or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Unless the context otherwise requires, as used herein the term "Warrant" as used herein, shall include this Warrant and any warrants that may be delivered in substitution or exchange therefor as provided herein.

ARTICLE 1.  EXERCISE.

          1.1  Method of Exercise.  Holder may exercise this Warrant by
               ------------------
delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Holder shall also deliver
   ----------
to the Company a check for the aggregate Purchase Price for the Shares being purchased.

          1.2  Escrow.  As security for Holder's faithful performance of this
               ------
Warrant, Holder agrees, immediately upon receipt of the Warrant, to deliver such Warrant(s) to the Secretary of the Company or other designee of the Company (the "Escrow Holder"), who is hereby appointed to hold Warrant(s) in escrow and to take all such actions and to effectuate all releases of such Warrants as are in accordance with the terms herein. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Holder and the Company agree that Escrow Holder will not be liable to any party to this Warrant (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under the terms of this Warrant. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Warrant. The Shares will be released from escrow upon exercise of the Warrant.

          1.3  Replacement of Warrants.  On receipt of evidence reasonably
               -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

          2.1  Stock Dividends, Splits, Etc.  If the Company declares or pays a
               ----------------------------
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2  Reclassification, Exchange or Substitution.  Upon any
               ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the number of securities issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3  Adjustments for Combinations, Etc.  If the outstanding Shares are
               ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Purchase Price shall be proportionately increased.

          2.4  No Impairment.  The Company shall not, by amendment of its
               -------------
Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

          2.5  Fractional Shares.  No fractional Shares shall be issuable upon
               -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1  Representations and Warranties.  The Company hereby represents
               ------------------------------
and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, by duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances created by the Company except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          3.2  Information Rights.  So long as the Holder holds this Warrant
               ------------------
and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, and
(b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing.

          3.3  Notification of Holder.  Company agrees that it will notify
               ----------------------
Holder at least thirty (30) days in advance of the proposed consummation of any pending acquisition of the Company or public offering of its shares.

ARTICLE 4.  MISCELLANEOUS.

          4.1  Term; Notice of Expiration.  This Warrant is exercisable, in
               --------------------------
whole at any time and from time to time on or before the Expiration Date set forth above.

          4.2  Legends.  This Warrant and the Shares (and the securities
          ---  -------
issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          4.3  Compliance with Securities Laws on Transfer.  This Warrant and
               -------------------------------------------
the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

          4.4  Transfer Procedure.  Subject to the provisions of Section 4.2 and
               ------------------
4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

          4.5  Notices.  All notices and other communications from the Company
               -------
to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

          4.6  Waiver.  This Warrant and any term hereof may be changed, waived,
               ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7  Attorneys Fees.  In the event of any dispute between the parties
               --------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8  Governing Law.  This Warrant shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

                              MARKETFIRST SOFTWARE, INC.

                              By____________________________
                              Name:_________________________
                              Title:________________________



                              AGREED AND ACKNOWLEDGED:

                              DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION

                              By____________________________
                              Name:_________________________
                              Title:________________________

                                   APPENDIX 1

                               NOTICE OF EXERCISE
                               ------------------

          1. The undersigned hereby elects to purchase 301,719 shares of the Series D Preferred Stock of MarketFirst Software, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                                        ____________________________
                                                   (Name)

                                        ____________________________

                                        ____________________________
                                                  (Address)

          3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                        ____________________________
                                                 (Signature)

                                        ____________________________
                                                    (Date)